Bonds.com Group, Inc. 8-K

Exhibit 10.3

SERIES B STOCKHOLDERS’ AGREEMENT

This SERIES B STOCKHOLDERS’ AGREEMENT (this “Agreement”) is entered into as of October 19, 2010, by and among Bonds.com Group, Inc., a Delaware corporation (the “Company”), Bonds MX, LLC, a Delaware limited liability company (“Bonds MX”), and UBS Americas Inc., a Delaware corporation (“UBS”) and each other stockholder who shall, subsequent to the date hereof, join in and become a party to this Agreement (each a “Stockholder” and together with UBS and Bonds MX, the “Stockholders”).

A.           The Company and UBS are parties to that certain Unit Purchase Agreement, dated as of the date hereof, pursuant to which UBS is purchasing certain Units (as defined therein) of the Company (the “Transaction”).

B.           The execution of this Agreement by the Company and the Stockholders is a condition precedent to the consummation of the Transaction.

C.           In consideration of the benefits to be derived by the Company and the Stockholders from the consummation of the Transaction, the Company and the Stockholders desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.           Definitions.

(a)           “Board” means the Company’s board of directors.

(b)           “Business Day” means a day on which the New York Stock Exchange is open for business.

(c)           “Change of Control” means (i) a sale, transfer, lease, license or other disposition of all or substantially all of the Company’s assets or business, (ii) any merger, consolidation, reorganization or other business combination transaction of the Company with or into another Person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting equity of the surviving Person) a majority of the total voting power represented by the shares of voting capital stock or other voting equity of the Company or the surviving Person outstanding immediately after such transaction, or (iii) the direct or indirect acquisition (including by way of new issuance by the Company (other than issuances of shares in respect of options or warrants existing as of the date hereof, but solely to the extent that the issuance triggered a Change of Control without factoring in any additional purchases made by such Person subsequent to the date hereof (other than purchases pursuant to the foregoing options and warrants)), re-sales of stock by existing shareholders to persons or entities that are not then parties to this Agreement, or a tender or exchange offer), in a single transaction or series of related transactions, by any Person, or Persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares of the Company’s capital stock representing at least a majority of the voting power of the then outstanding shares of capital stock of the Company.

(d)           “Common Securities” means shares of Common Stock or Warrants to purchase shares of Common Stock.

(e)           “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

(f)           “Derivatives Transaction” means the sale, purchase or grant of any contract to purchase, contract to sell, option, forward, swap, warrant, scrip, right to subscribe to, call or commitment of any character whatsoever or in any combination, relating to, or securities or rights convertible into, or exercisable or exchangeable for, or the value of which is dependent (in whole or in part) on the value of, any shares of capital stock of the Company, whether such transaction may be settled in cash, securities or otherwise.

(g)           “Market Sale” means any sale, transfer or other disposition of Securities in (i) a “brokers’ transaction” (as defined in Rule 144 promulgated under the Securities Act of 1933, as amended, but excluding clause (4) of such definition for purposes hereof), or (ii) a Public Sale using a broker and where clauses (1) and (3) of such definition of “brokers’ transaction” would be satisfied notwithstanding that it’s a Public Sale, in each case, occurring in an exchange or other recognized market (the “Market”) where the average daily volume of the Company’s stock over the prior four weeks has been at least 50,000 shares.

(h)           “Permitted Transferee” means:

(i)           as to any Stockholder who is a natural person, (A) the successors in interest to such Stockholder, in the case of a transfer upon the death of such Stockholder, provided that such successors in interest would be a Permitted Transferee under clauses (i)(B) or (i)(D) of this definition, (B) such Stockholder’s spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of such persons, (C) such Stockholder, with respect to the disposition of the community property interest of such Stockholder’s spouse in all or any part of the Securities upon the death of such spouse, and any transfer occasioned by the incompetence of such Stockholder and (D) in the case of a transfer during such Stockholder’s lifetime, any Person in which no Person has any interest (directly or indirectly) except for any of such Stockholder, such Stockholder’s spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of such persons; provided, however, that in respect of any transfer by any Stockholder during such Stockholder’s lifetime pursuant to clause (B) or (D), such Stockholder shall retain voting power over all of the outstanding Shares being transferred;

(ii)          as to any Stockholder that is a trust, all the beneficiaries of which are natural persons, such beneficiaries or the grantor of the trust; provided, however, that if such trust is a Permitted Transferee under clause (i)(A) or (i)(D) of this definition, each such beneficiary or grantor of such trust is a Person who would be permitted to have an interest in such trust under such clause (i)(A) or (i)(D);

(iii)         as to any Stockholder that is a limited partnership or limited liability company, (A) any limited or general partner, member, officer, employee or affiliate of such Stockholder or (B) any affiliate of any limited or general partner or member of such Stockholder; and

(iv)         as to any Stockholder that is a corporation, all affiliates of such Stockholder.

(i)           “Person” means an individual, corporation, partnership, limited partnership, trust, association or other legal entity.

(j)           “Private Sale” means any sale, transfer or other disposition of Securities by a Selling Stockholder that is not a Market Sale or a Public Sale.

(k)           “Public Sale” means (i) a primary sale of any equity securities of the Company by the Company pursuant to a registration statement in which one or more Selling Stockholders participates as a selling stockholder, or (ii) a secondary sale of equity securities of the Company by Selling Stockholders pursuant to a registration statement filed either by the Company for the benefit of such Selling Stockholders or by such Selling Stockholders.  For avoidance of doubt, a Public Sale may also be a Market Sale if it satisfies clause (ii) of the definition thereof.

(l)           “Sales” means Private Sales, Public Sales and Market Sales, and includes Derivative Transactions.

(m)           “Securities” means Shares and Warrants.

(n)           “Selling Stockholder” means any Stockholder other than UBS.

(o)           “Series A Preferred Stock” means the Series A Participating Preferred Stock, par value $0.0001 per share, of the Company.

(p)           “Series A Securities” means shares of Series A Preferred Stock and Warrants to purchase shares of Series A Preferred Stock.

(q)           “Series B Preferred Stock” means the Series B Convertible Preferred Stock, par value $0.0001 per share, of the Company.

(r)           “Series B Securities” means shares of Series B Preferred Stock and Series B-1 Preferred Stock and Warrants to purchase shares of Series B Preferred Stock or Series B-1 Preferred Stock.

(s)           “Series B-1 Preferred Stock” means the Series B-1 Convertible Preferred Stock, par value $0.0001 per share, of the Company.

(t)           “Shares” means the shares of Series B Preferred Stock, Series B-1 Preferred Stock, Series A Preferred Stock and Common Stock.

(u)           “Warrants” means warrants and other rights issued by the Company to purchase shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series B-1 Preferred Stock.

2.           UBS Tag-Along Rights With Respect to Sales of Series B Preferred Stock.

(a)           Tag-Along Rights.

(i)           If, at any time after the date of this Agreement, a Selling Stockholder desires to sell or otherwise transfer, directly or indirectly, through a Derivatives Transaction or otherwise, in a Private Sale 10% or more of the Series B Securities owned by such Selling Stockholder as of the date of this Agreement (or, if the Selling Stockholder has joined this Agreement after the date hereof, as of the date of such joinder), then UBS shall have the right to participate in the proposed Private Sale by such Selling Stockholder as provided in this Section 2(a).  The Selling Stockholder shall give written notice (the “Series B Tag-Along Notice”) to UBS of each proposed Sale at least ten (10) days prior to the proposed effective date of such Private Sale.  The Tag-Along Notice shall set forth the terms and conditions of the Private Sale, including the number of Series B Securities that the Selling Stockholder proposes to sell (the “Offered Series B Securities”), the proposed timing of the Private Sale, the consideration to be paid for the Offered Series B Securities, the identity of the proposed purchaser, and all other material terms and conditions of the Private Sale, including the proposed form of written agreement, if any.  UBS shall have the right to sell to such transferee(s) a portion of its Series B Securities equal to the product of (A) the number of Series B Securities then held by UBS and (B) a fraction (1) the numerator of which shall be the number of Offered Series B Securities, and (2) the denominator of which shall be the total number of Series B Securities held as of the date of this Agreement by the Selling Stockholder(s) participating in such Sale (as adjusted for stock splits, combinations and the like and as reduced by any Sales previously made by such Selling Stockholder(s) subsequent to the date of this Agreement).

(ii)          The tag-along rights provided in this Section 2(a) must be exercised by UBS within ten (10) days after its receipt of the Series B Tag-Along Notice, by delivery of a written notice to the Selling Stockholder, with a copy to the Company, indicating UBS’ desire to exercise its rights and specifying the number of Series B Securities (the “Tagging Series B Securities”) it wishes to sell.  The Tagging Series B Securities shall be in the same proportion of Shares and Warrants as the Offered Series B Securities.  The number of Series B Securities that the Selling Stockholder may sell pursuant to this Section 2 shall be reduced by the equivalent amount of the Tagging Series B Securities, unless (A) the transferee(s) have indicated their willingness to buy all of the Series B Securities that the Selling Stockholder and UBS desire to sell, (B) the Company, at its sole option, elects to redeem such Tagging Series B Securities or (C) the Selling Stockholder elects to purchase such Tagging Series B Securities. At the closing of such Sale, UBS shall deliver (A) all documents required to be executed in connection with such Private Sale and (B) the certificates for the Series B Securities being sold to the purchaser(s) thereof against receipt of the purchase price therefor paid by certified or bank check or wire transfer.

(iii)         In lieu of the transferee(s) purchasing the Tagging Series B Securities pursuant to this Section 2(a), (A) the Company may, at its sole option, elect to redeem such Tagging Series B Securities at the same price per share as such transferee(s) would have paid pursuant to the provisions of Section 2(a) and/or (B) the Selling Stockholder may elect to purchase such Tagging Series B Securities at the same price per share as such transferee(s) would have paid pursuant to the provisions of Section 2(a).  Any such redemption by the Company or purchase by the Selling Stockholder shall be completed prior to or simultaneously with the proposed Sale.

(iv)         If UBS properly exercises its tag-along rights under this Section 2(a) and the Tagging Series B Securities are not (A) purchased by the purchaser of the Offered Series B Securities, (B) redeemed by the Company or (C) purchased by the Selling Stockholder, then the Selling Stockholder shall not be permitted to consummate the proposed Sale of the Series B Securities, and any such attempted Sale shall be null and void.

(v)          Any notice given by UBS in which it elects to exercise its tag-along rights provided in this Section 2(a) shall be irrevocable and shall constitute a binding agreement to sell (to either the proposed transferee(s) or the Selling Stockholder) or submit for redemption to the Company such Tagging Series B Securities as are included therein on the terms and conditions applicable to such sale or redemption.

(b)           Exclusions.  The tag-along and redemption rights provided in this Section 2 shall not apply: (i) in the case of a transfer to a Permitted Transferee, (ii) to a pledge that creates a mere security interest, provided that the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions of this Agreement to the same extent as if it were the Stockholder making such pledge, or (iii) any lien or pledge outstanding as of the date of this Agreement; provided that in the case of clause(s) (i) or (ii), the Stockholder shall deliver notice to UBS of such pledge, gift or transfer and such Securities shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such transfer or pledge, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Stockholder (but only with respect to the securities so transferred to the transferee).  For the purposes of any calculation in this Section 2 using the number of Series B Securities held as of the date of this Agreement, such calculations shall, for a transferee pursuant to this Section 2(b), instead use the number of Series B Securities received by such transferee pursuant hereto.

3.           UBS Tag-Along Rights With Respect to Sales of Common Stock.

(a)           Private Sales.

(i)           If, at any time after the date of this Agreement, a Selling Stockholder desires to sell or otherwise transfer, directly or indirectly, through a Derivatives Transaction or otherwise, in a Private Sale all or any portion of such Selling Stockholder’s Common Securities then UBS shall have the right to participate in the proposed Private Sale by such Selling Stockholder as provided in this Section 3(a).  The Selling Stockholder shall give written notice (the “Tag-Along Notice”) to UBS of each proposed Sale at least ten (10) days prior to the proposed effective date of such Private Sale.  The Tag-Along Notice shall set forth the terms and conditions of the Private Sale, including the number of Common Securities that the Selling Stockholder proposes to sell (the “Offered Securities”), the proposed timing of the Private Sale, the consideration to be paid for the Offered Securities, the identity of the proposed purchaser, and all other material terms and conditions of the Private Sale, including the proposed form of written agreement, if any.  UBS shall have the right to sell to such transferee(s) a portion of its Series A Securities equal to the product of (A) the number of Series A Securities then held by UBS and (B) a fraction (1) the numerator of which shall be the number of Offered Securities, and (2) the denominator of which shall be the total number of Common Securities held as of the date of this Agreement by the Selling Stockholder(s) participating in such Sale (as adjusted for stock splits, combinations and the like and as reduced by any Sales previously made by such Selling Stockholder(s) subsequent to the date of this Agreement).  The price per share of Series A Preferred Stock to be paid by such transferee(s) shall be equal to one hundred (100) times the price to be paid by such transferee(s) for each share of Common Stock (subject to equitable adjustment for stock splits, combinations and the like that are made with respect to the Series A Preferred Stock where no corresponding adjustment is made to the Common Stock).

(ii)          The tag-along rights provided in this Section 3(a) must be exercised by UBS within ten (10) days after its receipt of the Tag-Along Notice, by delivery of a written notice to the Selling Stockholder, with a copy to the Company, indicating UBS’ desire to exercise its rights and specifying the number of Series A Securities (the “Tagging Securities”) it wishes to sell.  The Tagging Securities shall be in the same proportion of Shares and Warrants as the Offered Securities.  The number of Common Securities that the Selling Stockholder may sell pursuant to this Section 3 shall be reduced by the equivalent amount of the Tagging Securities, unless (A) the transferee(s) have indicated their willingness to buy all of the Common Securities and Series A Securities that the Selling Stockholder and UBS desire to sell, (B) the Company, at its sole option, elects to redeem such Tagging Securities or (C) the Selling Stockholder elects to purchase such Tagging Securities. At the closing of such Sale, UBS shall deliver (A) all documents required to be executed in connection with such Private Sale and (B) the certificates for the Series A Securities being sold to the purchaser(s) thereof against receipt of the purchase price therefor paid by certified or bank check or wire transfer.

(iii)         In lieu of the transferee(s) purchasing the Tagging Securities pursuant to this Section 3(a), (A) the Company may, at its sole option, elect to redeem such Tagging Securities at the same price per share as such transferee(s) would have paid pursuant to the provisions of Section 3(a) and/or (B) the Selling Stockholder may elect to purchase such Tagging Securities at the same price per share as such transferee(s) would have paid pursuant to the provisions of Section 3(a).  Any such redemption by the Company or purchase by the Selling Stockholder shall be completed prior to or simultaneously with the proposed Sale.

(iv)         If UBS properly exercises its tag-along rights under this Section 3(a) and the Tagging Securities are not (A) purchased by the purchaser of the Offered Securities, (B) redeemed by the Company or (C) purchased by the Selling Stockholder, then the Selling Stockholder shall not be permitted to consummate the proposed Sale of the Common Securities, and any such attempted Sale shall be null and void.

(v)          Any notice given by UBS in which it elects to exercise its tag-along rights provided in this Section 3(a) shall be irrevocable and shall constitute a binding agreement to sell (to either the proposed transferee(s) or the Selling Stockholder) or submit for redemption to the Company such Tagging Securities as are included therein on the terms and conditions applicable to such sale or redemption.

(b)           Market Sales.

(i)           If, at any time after the date of this Agreement, a Selling Stockholder desires to sell or otherwise transfer, directly or indirectly, through a Derivatives Transaction or otherwise, in a Market Sale all or any portion of such Selling Stockholder’s Common Securities then UBS may request that the Company redeem certain Series A Securities held by UBS as provided in this Section 3(b), and the right of the Selling Stockholder to sell or otherwise transfer any Common Securities in such Market Sale shall be subject to the Company agreeing, at its sole option, to redeem such Series A Securities pursuant to this Section 3(b).  The Selling Stockholder shall give a Tag-Along Notice to UBS and the Company of each proposed Market Sale at least one (1) Business Day prior to the proposed effective date of such Market Sale, subject to the timing set forth in Section 3(b)(iii) below.  The Tag-Along Notice shall set forth the terms and conditions of the Market Sale, including the number of Offered Securities and the proposed timing of the Market Sale and the price per share (the “Redemption Price”) at which the shares of Series A Preferred Stock will be redeemed (which shall be equal to one hundred (100) times the volume weighted average for shares of Common Stock on the Market on the proposed date of such Market Sale (subject to equitable adjustment for stock splits, combinations and the like that are made with respect to the Series A Preferred Stock where no corresponding adjustment is made to the Common Stock)).  The Tag-Along Notice shall be delivered by hand delivery to the addresses set forth on Exhibit B hereto and confirmed telephonically to the Head of Strategic Investments for Equities and Fixed Income at (203) 719-4155, as such addresses and telephone numbers may be updated from time to time by UBS upon written notice to the Company and the Stockholders.

(ii)          If UBS exercises its tag-along redemption rights in accordance with Section 2(b)(iii) below, UBS shall request the Company to redeem a portion of its Series A Securities equal to the product of (A) the number of Series A Securities then held by UBS and (B) a fraction (1) the numerator of which shall be the number of Offered Securities, and (2) the denominator of which shall be the total number of Common Securities held as of the date of this Agreement by the Selling Stockholder(s) participating in such Sale (as adjusted for stock splits, combinations and the like and as reduced by any Sales previously made by such Selling Stockholder(s) subsequent to the date of this Agreement).

(iii)         If the Tag-Along Notice is delivered prior to 10 a.m. New York time, the tag-along redemption rights provided in this Section 3(b) must be exercised by UBS prior to 5 p.m., New York time, on the date of the Tag-Along Notice and if the Tag-Along Notice is delivered at or after 10 a.m. New York time, the tag-along redemption rights provided in this Section 3(b) must be exercised by UBS prior to 5 p.m., New York time, on the Business Day following its receipt of the Tag-Along Notice.  The tag-along redemption rights shall be exercised by delivery of a written notice (the “Redemption Notice”) to the Selling Stockholder, with a copy to the Company, indicating UBS’ desire to exercise its rights and specifying the number of Tagging Securities it requests to have the Company redeem.  The Tagging Securities shall be in the same proportion of Shares and Warrants as the Offered Securities.  The Company must notify the Selling Stockholder and UBS whether it agrees, in its sole option, to effect the requested redemption within the following applicable timeframe: (A) if the Company receives UBS’ Redemption Notice at least two hours prior to 5 p.m., New York time, on the date of the Redemption Notice, then it must provide such notification prior to 5 p.m., New York time, on such date, or (B) if the Company receives UBS’ Redemption Notice less than two hours prior to 5 p.m. or after 5 p.m., New York time, on the date of the Redemption Notice, then it must provide such notification prior to 11:00 AM, New York time, on the Business Day following the date on which it received UBS’ Redemption Notice.  If the Company agrees, at its sole option, to redeem such Tagging Securities, it shall do so within four Business Days of the receipt by the Company of the Redemption Notice at the price per share set forth in the Tag-Along Notice; provided, however, that if the Selling Stockholder does not consummate the Market Sale set forth in the Tag-Along Notice, the Company shall not be required to redeem the Tagging Securities and for the purposes of this Agreement, the Tag-Along Notice shall be treated as having been withdrawn.

(iv)         If UBS properly exercises its tag-along redemption rights under this Section 3(b) and the Company does not agree to redeem the Tagging Securities, then the Selling Stockholder(s) may elect to purchase the Tagging Securities at a price per share equal to the Redemption Price.

(v)          If UBS properly exercises its tag-along redemption rights under this Section 3(b) and (A) the Company does not agree to redeem the Tagging Securities and (B) the Selling Stockholder(s) does not elect to purchase such Tagging Securities, then the Selling Stockholder(s) shall not be permitted to consummate the proposed Sale of the Common Securities, and any such attempted Sale shall be null and void.

(vi)         If UBS properly exercises its tag-along redemption rights under this Section 3(b) and the Company agrees to redeem the Tagging Securities but fails to do so for any reason, then the Selling Stockholder(s) shall, within two Business Days of such failure by the Company, purchase the Tagging Securities at the Redemption Price.

(vii)        Any notice given by UBS in which it elects to exercise its tag-along redemption rights provided in this Section 3(b) shall be irrevocable and shall constitute a binding agreement to submit for redemption or sell to the Selling Stockholder such Tagging Securities as are included therein on the terms and conditions applicable to such redemption or sale.

(c)           Public Sales.  If at any time any Selling Stockholder proposes a Public Sale that is not also a Market Sale (a “Subject Public Sale”), the Company or the Selling Stockholder, as the case may be, shall provide written notice (the “Offering Notice”) of the Subject Public Sale to UBS at least twenty (20) Business Days prior to the proposed effective date of the Subject Public Sale (the “Offering Date”), setting forth the anticipated terms and conditions of the Subject Public Sale.  Upon receipt of an Offering Notice, UBS may elect to request that the Company redeem a portion of its Securities equal to the product of (i) the number of Series A Securities then held by UBS and (ii) a fraction (A) the numerator of which shall be the number of Common Securities to be sold by the Selling Stockholder(s), and (B) the denominator of which shall be the total number of Common Securities held by the Selling Stockholder(s) participating in such Sale as of the date of this Agreement (as adjusted for stock splits, combinations and the like and as reduced by any Sales previously made by such Selling Stockholder(s)).  The redemption rights provided in this Section 3(c) must be exercised by UBS within ten (10) Business Days of the delivery of the Offering Notice by delivering a written notice (an “Offering Redemption Notice”) to the Company, with a copy to the Selling Stockholder, stating the number of Series A Securities requested to be redeemed pursuant thereto. The Series A Securities requested to be redeemed shall be in the same proportion of Shares and Warrants as the Common Securities proposed to be sold in the Subject Public Sale.  The redemption price per share shall be equal to one hundred (100) times the price per share of Common Stock received in the Public Sale by the Selling Stockholder(s), before underwriter discounts or commissions (subject to equitable adjustment for stock splits, combinations and the like that are made with respect to the Series A Preferred Stock where no corresponding adjustment is made to the Common Stock) (the “Offering Redemption Price”).  Upon receiving an Offering Redemption Notice pursuant to this Section 3(c), the Company shall have two (2) Business Days to notify UBS and the Selling Stockholder whether it will, at its sole option, redeem the Securities requested in the Offering Redemption Notice.  If it agrees to redeem such Securities, it shall also within such time frame set a date for redemption (the “Redemption Date”), which date shall be no later than five (5) Business Days prior to the Offering Date.  If the Company does not agree to redeem any Series A Securities subject to an Offering Redemption, then the Selling Stockholder may elect to purchase such Series A Securities at a price per share equal to the Offering Redemption Price.  If (A) the Company does not agree to redeem any Series A Securities subject to an Offering Redemption and (B) the Selling Stockholder does not elect to purchase such Series A Securities, or if after having so agreed, the Company fails to redeem or the Selling Stockholder fails to purchase, any Series A Securities subject to an Offering Redemption Notice pursuant to this Section 3(c), the Selling Stockholder(s) may not consummate the Subject Public Sale.  Any notice given by UBS in which it elects to exercise its offering redemption rights provided in this Section 3(c) shall be irrevocable and shall constitute a binding agreement to submit for redemption or sell to the Selling Stockholder such Series A Securities as are included therein on the terms and conditions applicable to such redemption or sale.

(d)           Exclusions.  The tag-along and redemption rights provided in this Section 3 shall not apply: (i) in the case of a transfer to a Permitted Transferee, (ii) to a pledge that creates a mere security interest, provided that the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions of this Agreement to the same extent as if it were the Stockholder making such pledge, or (iii) any lien or pledge outstanding as of the date of this Agreement; provided that in the case of clause(s) (i) or (ii), the Stockholder shall deliver notice to UBS of such pledge, gift or transfer and such Common Securities shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such transfer or pledge, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Stockholder (but only with respect to the securities so transferred to the transferee).  For the purposes of any calculation in this Section 3 using the number of Common Securities or Series A Securities held as of the date of this Agreement, such calculations shall, for a transferee pursuant to this Section 2(c), instead use the number of Securities received by such transferee pursuant hereto.

(e)           Volume Exclusions.  In addition to the exclusions set forth in Section 3(d) above, the tag-along rights and related obligations of the Company with respect to redemptions provided in Sections 3(a), 3(b) and 3(c) shall not apply to Sales by a Selling Stockholder of up to 10% of the Common Securities held by such Stockholder as of the date that such Stockholder first became party to this Agreement in any consecutive twelve month period.  The following calculation shall be used in determining the percentage of a Stockholder’s Common Securities that are being sold or otherwise transferred in any given Sale: (x) the number of Common Securities previously sold pursuant to this Section 3(e) and proposed to be sold by a Stockholder divided by (y) the total number of Common Securities held by the Selling Stockholder as of the date of this Agreement (as adjusted for stock splits, combinations and the like).]

4.           Certain Sales.  At any time on or after October 19, 2015, to the extent UBS holds  any shares of Series B-1 Preferred Stock or Warrants for shares of Series B-1 Preferred Stock (the “Remaining Securities”), UBS may provide notice to the Company of its desire to sell all or any portion of the Remaining Securities.  Upon receipt of such notice, the Company will use its commercially reasonable efforts to assist UBS in facilitating a sale, transfer or other disposition of the Remaining Securities (which, for avoidance of doubt, shall not include any obligation to pursue or consummate a Change of Control).  Alternatively, upon receipt of such notice, the Company may, at its sole option, redeem the Remaining Securities at a price per share equal to (x) the number of shares of Common Stock into which a share of Series B-1 Preferred Stock would be convertible pursuant to Section 5(b) of the Certificate of Designation relating to the Series B-1 Preferred Stock, multiplied by (y) the fair market value of a share of Common Stock as determined in accordance with Section 3(d) of the Certificate of Designation relating to the Series A Preferred Stock.

5.           No Mandatory Redemption.  For avoidance of doubt and notwithstanding anything to the contrary herein, any redemption of Shares or other securities by the Company referenced herein shall not be mandatory and shall be made only at the Company’s sole and exclusive option, unless and then only to the extent specifically agreed to by the Company (at its sole and exclusive option) in writing in response to a redemption request made under this Agreement.

6.           Miscellaneous

(a)           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service prior to such service’s deadline for next-business day delivery to the recipient (all delivery charges prepaid), in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Bonds.com Group, Inc.
529 5th Avenue, 8th Floor
New York, New York 10017
Facsimile:  (212) 946-3999
Attention:  Chief Executive Officer

with a copy (for informational purposes only) to:

Hill Ward Henderson
3700 Bank of America Plaza
101 East Kennedy Boulevard
Tampa, Florida 33602
Telephone: (813) 227-8484
Facsimile:  (813) 221-2900
Attention:  Mark A. Danzi, Esq.

If to any Stockholder, at the address and facsimile number set forth on Exhibit A hereto,

or to such other address, facsimile number and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(b)           Further Instruments and Actions.  The Company and each Stockholder shall execute such further instruments and take such further action as may reasonably be necessary to carry out the intent of this Agreement and to enforce rights and obligations pursuant hereto.  No Stockholder shall vote any Shares, or to take any other action, that would defeat, impair, be inconsistent with or adversely affect the stated intentions of the parties under this Agreement.

(c)           Additional Stockholders.  Notwithstanding anything to the contrary contained herein, if after the date hereof, any person or entity acquires Series B Securities, the Company shall use its reasonable best efforts to have such stockholder become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and such stockholder shall thereafter be deemed a “Stockholder” for all purposes hereunder.  In addition, the Company will not issue any Series B Securities unless the purchaser thereof becomes a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and such stockholder shall thereafter be deemed a “Stockholder” for all purposes hereunder  No action or consent by the Stockholders shall be required for such joinder to this Agreement by such additional stockholder(s), so long as such additional stockholder has agreed in writing to be bound by all of the obligations as a “Stockholder” hereunder.

(d)           Successors and Assigns.  This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.  The rights of the Stockholders hereunder are only assignable or transferable in connection with the transfer of any shares held by such Stockholder.  The rights of UBS hereunder shall only be transferable to an affiliate of UBS.

(e)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(f)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(g)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(h)           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(i)           Entire Agreement; Amendments.  This supersedes all other prior oral or written agreements between the Company, the Stockholders, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and therein.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company, the Stockholders and any of their respective successors or assigns.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(j)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(k)           Injunctive Relief.  Without limiting the right of any party to seek any remedy available to such party for the breach or threatened breach of this Agreement, the parties agree that injunctive relief may be sought by any party to enjoin any breach or threatened breach of this Agreement without having to prove irreparable harm or actual damages and each party hereto waives any defense to any such action for injunctive relief that there is an adequate remedy at law for such breach or threatened breach.

(l)           Copies of this Agreement.  The Company shall supply, free of charge, a copy of this Agreement to any Stockholder upon written request from such Stockholder to the Company at its principal office.

(m)           Termination. The provisions of this Agreement shall terminate upon the earlier to occur of (i) the date UBS no longer owns any Shares or (ii) a Change of Control pursuant to which UBS shares of Series A Preferred Stock are treated in accordance with Section 3 of the Certificate of Designation relating to the Series A Preferred Stock and shares of Series B-1 Preferred Stock are treated in accordance with Section 3 of the Certificate of Designation relating to the Series B-1 Preferred Stock.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BONDS.COM GROUP, INC.

By:	/s/ Michael O. Sanderson
Name:	Michael O. Sanderson
Title:	CEO

UBS AMERICAS INC.

By:	/s/ Per Dyrvik
Name:	Per Dyrvik
Title:	Managing Director

By:	/s/ Joan Lavis
Name:	Joan Lavis
Title:	Managing Director

BONDS MX, LLC

By:	/s/ Hugh Regan
Name:	Hugh Regan
Title:	Member Manager

[Signature Page to the Stockholders’ Agreement]